Westwood Holdings Group, Inc. Reports Second Quarter 2025 Results
Assets Under Management totaled $18.3 billion, up from $16.8 billion last year
WHG joined the Russell 2000 Index in our 24th Year as a Public Company
Enhanced Midstream Energy ETF (MDST) surpassed $100 million with a 10.2% p.a. Distribution Rate
WEBs Investments, in Partnership with WHG, Expands Defined Volatility℠ ETF Suite with Launch of 11 Sector Funds

Dallas, TX, August 8, 2025 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported second quarter 2025 earnings. Significant items included:
▪Multiple investment strategies beating their primary benchmarks included SmallCap Value, AllCap Value, MidCap Value, Dividend Select, Alternative Income, Credit Opportunities, Enhanced Midstream Income and Enhanced Energy Income.
▪AllCap Value posted a top third ranking vs. peers and MidCap Value, Credit Opportunities and Enhanced Midstream Income each posted top quarter rankings.
▪Quarterly revenues totaled $23.1 million vs. $23.3 million in the first quarter and $22.7 million a year ago. Income of $1.0 million compared with $0.5 million in the first quarter and a $2.2 million loss in 2024's second quarter.
▪Non-GAAP Economic Earnings of $2.8 million compared with $2.5 million in the first quarter and $0.5 million of Economic Loss in the second quarter of 2024.
▪Westwood held $33.1 million in cash and liquid investments as of June 30, 2025, up $6.0 million from the first quarter. Stockholders' equity totaled $120.3 million and we carry no debt.
▪We declared a cash dividend of $0.15 per common share, payable on October 1, 2025 to stockholders of record on September 2, 2025.
Brian Casey, Westwood’s CEO, commented, "We delivered exceptional progress this quarter with assets under management growing to $18.3 billion from $16.8 billion a year ago while achieving several significant milestones including our addition to the Russell 2000 index, thereby enhancing our institutional accessibility, and our MDST ETF surpassed the $100 million threshold. These achievements, combined with our strongest intermediary sales quarter since 2022 and strong performance by numerous investment strategies, demonstrate continued momentum across our diversified platform."
Firmwide assets under management and advisement totaled $18.3 billion, consisting of assets under management ("AUM") of $17.3 billion and assets under advisement ("AUA") of $0.9 billion.
While revenues were flat compared to the first quarter, second quarter net income of $1.0 million compared to the first quarter's net income of $0.5 million on lower operating expenses, primarily related to the timing of compensation and benefits payments. Diluted earnings per share ("EPS") of $0.12 compared to $0.05 for the first quarter. Non-GAAP Economic Earnings of $2.8 million, or $0.32 per share, compared with $2.5 million, or $0.29 per share, in the first quarter.
Second quarter net income of $1.0 million compared favorably to last year's second quarter loss of $2.2 million due to changes in the fair value of contingent consideration in 2024 offset by an increase in income tax expense in 2025. Diluted EPS of $0.12 compared with a loss of $0.27 per share for 2024's second quarter. Non-GAAP Economic Earnings were $2.8 million, or $0.32 per share, compared with an Economic Loss of $0.5 million, or $0.06 per share, in the second quarter of 2024.
Economic Earnings (Loss) and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss second quarter 2025 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register-conf.media-server.com/register/BI2402c4ea40024a52ba458853a1c8a596
After registering, you will be provided with a dial-in number containing a personalized PIN.
To view the webcast, please register here:
https://edge.media-server.com/mmc/p/9epbqgq5
Once registered, an email will be sent with important details for this conference call, as well as a unique Registrant ID.
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group (NYSE: WHG) is a boutique asset management firm that offers a diverse array of actively-managed and outcome-oriented investment strategies, along with white-glove trust and wealth services, to institutional, intermediary and private wealth clients. For over 40 years, Westwood’s client-first approach has fostered strong, long-term client relationships due to our unwavering commitment to delivering bespoke investment strategies with a vehicle-optimized approach, exceptional counsel and unparalleled client service. Our flexible and agile approach to investing allows us to adapt to constantly changing markets, while continually seeking innovative strategies that meet our investors’ short and long-term needs.
Our team at Westwood comes from varied backgrounds and life experiences, which reflects our origins as a woman-founded firm. We are committed to incorporating diverse insights and knowledge into all aspects of our services and solutions. Our culture and approach to our business reflect our core values - integrity, reliability, responsiveness, adaptability, teamwork and driving results - and underpin our constant pursuit of excellence.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM and AUA; our ability to maintain our fee structure in light of competitive fee pressures; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; we have made and may continue to make business combinations as a part of our business strategy, which may present certain risks and uncertainties; our relationships with investment consulting firms; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2024 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
REVENUES:
Advisory fees:
Asset-based	$17,955	$17,731	$17,139
Trust fees	5,069	5,429	5,227
Other, net	96	92	322
Total revenues	23,120	23,252	22,688
EXPENSES:
Employee compensation and benefits	13,472	14,501	13,638
Sales and marketing	657	760	755
Westwood mutual funds	957	897	855
Information technology	2,704	2,667	2,350
Professional services	1,486	1,613	1,450
General and administrative	2,976	2,882	3,011
Loss from change in fair value of contingent consideration	—	—	4,807
Total expenses	22,252	23,320	26,866
Net operating income (loss)	868	(68)	(4,178)
Net investment income	343	383	548
Other income	257	277	224
Income (loss) before income taxes	1,468	592	(3,406)
Income tax provision	437	115	(1,193)
Net income (loss)	$1,031	$477	$(2,213)
Less: income (loss) attributable to noncontrolling interest	12	(1)	30
Income (loss) attributable to Westwood Holdings Group, Inc.	$1,019	$478	$(2,243)
Earnings (loss) per Westwood Holdings Group, Inc. share:
Basic	$0.12	$0.06	$(0.27)
Diluted	$0.12	$0.05	$(0.27)
Weighted average shares outstanding:
Basic	8,404,859	8,253,912	8,218,596
Diluted	8,813,606	8,781,743	8,218,596
Economic Earnings	$2,792	$2,514	$(508)
Economic EPS	$0.32	$0.29	$(0.06)
Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and share amounts)
(unaudited)

	Six Months Ended
	June 30, 2025	June 30, 2024
REVENUES:
Advisory fees:
Asset-based	$35,686	$33,956
Trust fees	10,498	10,340
Other, net	188	1,124
Total revenues	46,372	45,420
EXPENSES:
Employee compensation and benefits	27,973	28,349
Sales and marketing	1,417	1,383
Westwood mutual funds	1,854	1,576
Information technology	5,371	4,640
Professional services	3,099	2,939
General and administrative	5,858	5,912
Loss from change in fair value of contingent consideration	—	1,858
Total expenses	45,572	46,657
Net operating income (loss)	800	(1,237)
Net investment income	726	1,003
Other income	534	409
Income before income taxes	2,060	175
Income tax provision	552	222
Net income (loss)	$1,508	$(47)
Less: income (loss) attributable to noncontrolling interest	11	(100)
Income attributable to Westwood Holdings Group, Inc.	$1,497	$53
Earnings per share:
Basic	$0.18	$0.01
Diluted	$0.17	$0.01
Weighted average shares outstanding:
Basic	8,329,803	8,158,812
Diluted	8,798,092	8,438,431
Economic Earnings	$5,306	$2,504
Economic EPS	$0.60	$0.30
Dividends declared per share	$0.30	$0.30

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$15,403	$18,847
Accounts receivable	15,331	14,453
Investments, at fair value (amortized cost of $18,316 and $26,788)	19,768	27,694
Investments under measurement alternative	11,747	10,747
Equity method investments	4,197	4,250
Income taxes receivable	167	295
Other assets	7,076	6,780
Goodwill	39,501	39,501
Deferred income taxes	2,356	2,244
Operating lease right-of-use assets	9,997	2,559
Intangible assets, net	20,035	21,668
Property and equipment, net of accumulated depreciation of $8,716 and $8,424	701	951
Total assets	$146,279	$149,989
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$5,304	$6,413
Dividends payable	2,430	2,466
Compensation and benefits payable	5,719	10,924
Operating lease liabilities	10,468	3,197
Contingent consideration	—	4,657
Total liabilities	23,921	27,657
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 12,391,817 and 12,137,080, respectively and outstanding 9,408,125 and 9,234,575, respectively	124	122
Additional paid-in capital	203,594	202,239
Treasury stock, at cost – 2,983,692 and 2,902,505, respectively	(89,612)	(88,277)
Retained earnings	6,200	6,207
Total Westwood Holdings Group, Inc. stockholders’ equity	120,306	120,291
Noncontrolling interest in consolidated subsidiary	2,052	2,041
Total equity	122,358	122,332
Total liabilities and stockholders’ equity	$146,279	$149,989

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,508	$(47)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	257	326
Amortization of intangible assets	2,082	2,074
Net change in unrealized (appreciation) depreciation on investments	137	(1,004)
Stock-based compensation expense	2,622	2,912
Deferred income taxes	(112)	(47)
Non-cash lease expense	694	546
Fair value change of contingent consideration	—	1,858
Changes in operating assets and liabilities:
Accounts receivable	(878)	70
Other assets	(296)	2
Accounts payable and accrued liabilities	(1,139)	(814)
Compensation and benefits payable	(5,205)	(4,217)
Income taxes receivable	128	(740)
Other liabilities	(795)	(664)
Net sales of trading securities	7,842	11,430
Contingent consideration	(4,442)	—
Net cash provided by operating activities	2,403	11,685
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6)	(24)
Purchases of investments	(1,000)	(1,500)
Additions to internally developed software	(449)	—
Net cash used in investing activities	(1,455)	(1,524)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	—	(1,075)
Restricted stock returned for payment of taxes	(1,335)	(940)
Payment of contingent consideration in acquisition	(201)	(1,815)
Cash dividends	(2,856)	(2,983)
Net cash used in financing activities	(4,392)	(6,813)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,444)	3,348
Cash and cash equivalents, beginning of period	18,847	20,422
Cash and cash equivalents, end of period	$15,403	$23,770
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$535	$1,008
Accrued dividends	$2,430	$2,176
Operating lease assets obtained in exchange for operating lease liabilities	$8,133	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Income (Loss) Attributable to Westwood Holdings Group, Inc. to Economic Earnings (Loss)
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic earnings (loss) and Economic earnings (loss) per share. We provide these measures in addition to, not as a substitute for, income attributable to Westwood Holdings Group, Inc. and earnings per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic earnings (loss) and Economic earnings (loss) per share to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP income attributable to Westwood Holdings Group, Inc. or earnings per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic earnings (loss) as income (loss) attributable to Westwood Holdings Group, Inc. plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic earnings (loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. Although gains and losses from changes in the fair value of contingent consideration are non-cash, we do not add or subtract those back when calculating Economic earnings (loss) because gains and losses on changes in the fair value of contingent consideration are considered regular following an acquisition. In addition, we do not adjust Economic earnings (loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic earnings per share represents Economic earnings (loss) divided by diluted weighted average shares outstanding.

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Income (loss) attributable to Westwood Holdings Group, Inc.	$1,019	$478	$(2,243)
Stock-based compensation expense	1,295	1,327	1,397
Intangible amortization	1,037	1,045	1,032
Tax benefit from goodwill amortization	136	124	156
Tax impact of adjustments to GAAP income	(695)	(460)	(850)
Economic earnings (loss)	$2,792	$2,514	$(508)
Earnings (loss) per share	$0.12	$0.05	$(0.27)
Stock-based compensation expense	0.15	0.15	0.17
Intangible amortization	0.11	0.13	0.12
Tax benefit from goodwill amortization	0.02	0.01	0.02
Tax impact of adjustments to GAAP income	(0.08)	(0.05)	(0.10)
Economic earnings (loss) per share	$0.32	$0.29	$(0.06)
Diluted weighted average shares	8,813,606	8,781,743	8,218,596

		Six Months Ended
		June 30, 2025	June 30, 2024
Income attributable to Westwood Holdings Group, Inc.		$1,497	$53
Stock-based compensation expense		2,622	2,912
Intangible amortization		2,082	2,074
Tax benefit from goodwill amortization		260	281
Tax impact of adjustments to GAAP income		(1,155)	(2,816)
Economic earnings		$5,306	$2,504
Earnings per share		$0.17	$0.01
Stock-based compensation expense		0.30	0.35
Intangible amortization		0.23	0.24
Tax benefit from goodwill amortization		0.03	0.03
Tax impact of adjustments to GAAP income		(0.13)	(0.33)
Economic earnings per share		$0.60	$0.30
Diluted weighted average shares		8,798,092	8,438,431